UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2014

VERSO PAPER CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices) (zip code)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2014, Verso Paper LLC (“Verso Paper”) and Verso Maine Power Holdings LLC (“Verso Maine Power Holdings,” and together with Verso Paper, the “Verso Sellers”), each an indirect, wholly owned subsidiary of Verso Paper Corp. (“Verso”), and AIM Development (USA) LLC (the “AIM Buyer”), an indirect, wholly owned subsidiary of American Iron & Metal Company Inc. (“AIM”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”). On the terms and subject to the conditions set forth in the Purchase Agreement, Verso Paper agreed to sell to the AIM Buyer all the outstanding membership interests in Verso Bucksport LLC (“Verso Bucksport”), and Verso Maine Power Holdings agreed to sell to the AIM Buyer all the outstanding membership interests in Verso Bucksport Power LLC (“Verso Bucksport Power”), for a total price of approximately $60 million in cash (the “Transaction”). Together, Verso Bucksport and Verso Bucksport Power own substantially all the assets comprising Verso’s paper mill, energy facilities and related operations located in Bucksport, Maine. The Purchase Agreement contains customary representations and warranties by the parties, customary covenants among the parties, customary conditions to the parties’ obligations to consummate the Transaction (in this regard, there is no financing condition to the AIM Buyer’s obligation to consummate the Transaction), and customary rights to terminate the Purchase Agreement under certain circumstances. The Purchase Agreement requires that Verso guarantee to the AIM Buyer the obligations of the Verso Sellers, and that AIM guarantee to the Verso Sellers the obligations of the AIM Buyer, under the Purchase Agreement and certain related transactional documents. Verso anticipates that the Transaction will be completed in January 2015.

The foregoing summary does not purport to be complete and is qualified in its entirety by the Purchase Agreement, which is included as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement dated as of December 5, 2014, among AIM Development (USA) LLC, Verso Paper LLC and Verso Maine Power Holdings LLC. The exhibits and schedules to this document have been omitted from this filing and will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2014

VERSO PAPER CORP.

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement dated as of December 5, 2014, among AIM Development (USA) LLC, Verso Paper LLC and Verso Maine Power Holdings LLC. The exhibits and schedules to this document have been omitted from this filing and will be furnished supplementally to the Securities and Exchange Commission upon request.